SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2003

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-21221 (Commission File Number)	91-1600822 (IRS Employer Identification No.)

19910 North Creek Parkway

Bothell, Washington 98011

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:  (425) 415-6847

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

c)  Exhibits.

99.1                           Microvision, Inc. Press Release Announcing Financial Results for the Quarter Ended March 31, 2003.

Item 9.  Information Furnished Under Item 12 (Results of Operations and Financial Condition).

                The information contained in this Item 9 of this Current Report is being furnished pursuant to “Item 12. Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release Nos. 33-8216; 34-47583 (March 27, 2003).

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On May 8, 2003, Microvision, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2003.  A copy of the press release is attached as Exhibit 99.1.

Exhibit 99.1 to the report contains a “non-GAAP financial measure” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended.  The non-GAAP financial measure is Net loss per share before non-cash compensation expense.  Management believes that Net loss per share before non-cash compensation expense, which information has been requested by investors, presents useful information to investors by showing the operating results before inclusion of a material non-cash expense that may be subject to substantial fluctuation from quarter to quarter as a result of the application of variable accounting treatment to non-cash compensation rather than changes in operating performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Richard F. Rutkowski

Richard F. Rutkowski
Chief Executive Officer

Date:  May 9, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Microvision, Inc. Press Release Announcing Financial Results for the Quarter Ended March 31, 2003.